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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 12, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in Hanger Orthopedic Group, Inc.'s 2001 Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
April 22, 2002